Exhibit 99.1

PRESS RELEASE

Contact:

Denise T. Powell

Sr. Director, Corporate Communications

Threshold Pharmaceuticals, Inc.

650-474-8206

dpowell@thresholdpharm.com

THRESHOLD PHARMACEUTICALS ANNOUNCES REVERSE STOCK SPLIT

REDWOOD CITY, CA – August 20, 2008 – Threshold Pharmaceuticals, Inc. (THLD) today announced the effectiveness of a reverse stock split. Effective today, every six shares of the Company’s common stock will be combined into one share of common stock; holders of fractional shares created by the reverse stock split are entitled to receive a cash payment equal to the value of such fractional shares.

The reverse stock split affects all of the Company’s common stock and warrants outstanding, including the amount of shares issuable under the Company’s 2001 Equity Incentive Plan and 2004 Employee Stock Purchase Plan and the amount of shares of common stock and warrants to purchase shares of common stock issuable by the Company in connection with the Securities Purchase Agreement entered into by the Company on July 9, 2008. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from 37,460,970 shares to approximately 6,243,495 shares. In addition, the Company has filed an amendment to its Amended and Restated Certificate of Incorporation which has reduced the number of authorized shares of common stock from 150,000,000 shares to 50,000,000 shares. The number of authorized shares of preferred stock will continue to be 2,000,000 shares. Beginning today, as a result of the reverse stock split, the Company’s common stock will trade for 20 trading days under a new ticker symbol on Nasdaq: THLDD. The “D” will be removed from the trading symbol as of the open of business Thursday, September 18, 2008. The Company’s common stock will also trade under a new CUSIP number.

Stockholders who have existing stock certificates will receive instruction from the Company’s transfer agent, BNY Mellon Investor Services, on how to receive new stock certificates. Stock holders who have their certificates in “Street Name” or on deposit at their brokerage firm need to do nothing further.

The Company’s stockholders approved the reverse stock split and the amendment to the Company’s Amended and Restated Certificate of Incorporation at a meeting on May 13, 2008. The Company’s Board of Directors set the ratio for the reverse stock split on August 13, 2008. The reverse stock split is expected to enable the Company to regain compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.

1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com

About Threshold Pharmaceuticals

Threshold is a biotechnology company focused on the discovery and development of drugs targeting Tumor Hypoxia, the low oxygen condition found in microenvironments of most solid tumors. This approach offers broad potential to treat most solid tumors. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit our website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including statements regarding the potential future trading price of its common stock, continued listing on the NASDAQ market and potential therapeutic uses and benefits of Threshold’s product candidates. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Threshold’s ability to commence its anticipated clinical trials, the time and expense required to conduct such clinical trials and analyze data, issues arising in the regulatory or manufacturing process and the results of such clinical trials (including product safety issues and efficacy results), as well as Threshold’s ability to regain compliance with the continued listing standards of The NASDAQ Capital Market. Further information regarding these and other risks is included under the heading “Risk Factors” in Threshold’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on August 7, 2008 and is available from the SEC’s website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading “Investors.” We do not intend to update any forward-looking statement made in this news release.

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1300 Seaport Boulevard, 5th Floor, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com